Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated August 16, 2013

PRICING SUPPLEMENT No. 360 dated August     , 2013

(To Product Supplement No. 6 dated July 13, 2012,

Prospectus Supplement dated April 13, 2012

and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities

Growth Securities—Leveraged Upside Participation to a Cap and Buffered Downside With Multiplier Securities Linked to the S&P 500® Index due August 28, 2017

■	Linked to the S&P 500® Index

■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus 118% to 122% participation (to be determined on the pricing date) in the upside performance of the Index, subject to a maximum total return at maturity of 80% of the original offering price

■ If the level of the Index decreases but the decrease is not more than 20%, you will be repaid the original offering price

■

If the level of the Index decreases by more than 20%, you will receive less than the original offering price and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to 1.25

■	Investors may lose some, or all, of the original offering price

■	All payments on the securities are subject to the credit risk of Wells Fargo & Company

■	No periodic interest payments or dividends

■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-8 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$2.50	$997.50
Total

(1)

The agent discount will not be more than $2.50 per security. In addition to the agent discount, the original offering price specified above includes structuring and development costs. If the securities were priced today, the agent discount and structuring and development costs would total approximately $8.50 per security. The actual agent discount and structuring and development costs will be set forth in the final pricing supplement when the final terms of the securities are determined. In no event will the agent discount and structuring and development costs exceed $14.50 per security. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information, including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Investment Description

The Securities Linked to the S&P 500® Index due August 28, 2017 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the S&P 500® Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a leveraged return at maturity if the level of the Index increases from its starting level to its ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 80% of the original offering price;

(ii)	repayment of principal if, and only if, the ending level of the Index is not less than the starting level by more than 20%; and

(iii)	exposure to the decrease in the level of the Index from the starting level if the ending level is less than the starting level by more than 20%, subject to the buffering effect of the multiplier.

If the ending level is less than the starting level by more than 20%, you will lose some, and possibly all, of the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 6 dated July 13, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 6 dated July 13, 2012 filed with the SEC on July 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512302131/d378206d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

S&P® is a registered trademark of Standard and Poor’s Financial Services LLC (“S&P Financial”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P”). “Standard & Poor’s®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of S&P Financial and have been licensed for use by S&P and sublicensed for certain purposes by us. The S&P 500 Index is a product of S&P and has been licensed for use by us. The securities are not sponsored, endorsed, sold or promoted by S&P, S&P Financial or their respective affiliates, and neither S&P, S&P Financial or their respective affiliates make any representation regarding the advisability of investing in the securities.

PRS-2

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Investor Considerations

We have designed the securities for investors who:

■

seek 118% to 122% (to be determined on the pricing date) leveraged exposure to any upside performance of the Index if the ending level is greater than the starting level, subject to the maximum total return at maturity of 80% of the original offering price;

■	desire repayment of the original offering price at maturity so long as the ending level is not less than the starting level by more than 20%;

■	desire to moderate any decline of more than 20% from the starting level to the ending level through the buffering effect of the multiplier;

■

understand that the ability of the multiplier to moderate any decline in the Index of more than 20% is progressively reduced as the ending level of the Index declines because the multiplier only acts to buffer the performance of the Index on a percentage basis;

■

understand that if the ending level is less than the starting level by more than 20%, they will be exposed to the decrease in the Index from the starting level, subject to the buffering effect of the multiplier, and will lose some, and possibly all, of the original offering price of the securities;

■	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending level of the Index may decrease by more than 20% from the starting level;

■	seek uncapped exposure to the upside performance of the Index;

■	seek full return of the original offering price of the securities at stated maturity;

■	seek current income;

■	are unwilling to accept the risk of exposure to the United States equity market;

■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Terms of the Securities

Market Measure:	S&P 500 Index

Pricing Date:	August 23, 2013.*

Issue Date:	August 28, 2013.* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

• if the ending level is greater than the starting level: the lesser of:
(i) $1,000 plus:

$1,000 x	ending level – starting level	x participation rate	; and
starting level

(ii) the capped value;
• if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or
• if the ending level is less than the threshold level:

$1,000 x	ending level	x multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the original offering price of your securities at maturity.

Stated Maturity Date:	August 28, 2017*, subject to postponement if a market disruption event occurs or is continuing on the calculation day.

Starting Level:	, the closing level of the Index on the pricing date.

Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.

Capped Value:

The “capped value” is 180% of the original offering price per security ($1,800.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 80% of the original offering price.

Threshold Level:	, which is equal to 80% of the starting level.

Participation Rate:	The “participation rate” will be determined on the pricing date and will be within the range of 118% to 122%.

Multiplier:	The “multiplier” will be equal to the starting level divided by the threshold level, or 100% divided by 80%, which is 1.25.

Calculation Day:	August 23, 2017* or, if such day is not a trading day, the next succeeding trading day. The calculation day is subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Terms of the Securities (Continued)

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Index. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-21 of the product supplement.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended, should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

In addition, if you are not a United States holder, as that term is defined under “United States Federal Income Tax Considerations” in the product supplement, you should review the discussion set forth under “United States Federal Income Tax Considerations—Non-United States Holders” on page PS-23 of the product supplement.

Furthermore, official guidance released by the Treasury Department states that withholding under section 1471 of the Internal Revenue Code of 1986, as amended, (“FATCA withholding”) (as described under “United States Federal Income Tax Considerations—Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities” on page PS-23 of the product supplement) will not apply to obligations that are outstanding on July 1, 2014; therefore, the securities will not be subject to FATCA withholding.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-20 of the product supplement and to consult your own tax advisor.

Agent:	Wells Fargo Securities, LLC. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $2.50 per security.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RRB9

PRS-5

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-6

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Hypothetical Payout Profile

The following profile is based on a capped value of 180% or $1,800.00 per security, a hypothetical participation rate of 120% (the midpoint of the specified range for the participation rate), a threshold level equal to 80% of the starting level and a multiplier of 1.25. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual participation rate and whether you hold your securities to maturity.

PRS-7

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

You May Lose Up To All Of Your Investment. If the ending level is less than the threshold level, the redemption amount will be less than the original offering price per security and will reflect the ending level expressed as a percentage of the starting level, as adjusted by the multiplier. As a result, you may receive less than, and possibly lose all of, the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain points during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•

The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases. If the ending level is less than the threshold level, the redemption amount will reflect the buffering effect of the multiplier, such that the redemption amount will be greater than it would have been had it been based solely on the performance of the Index. As the performance of the Index declines, however, the outperformance of the securities relative to the performance of the Index will decline as well, because the multiplier only acts to buffer the performance of the Index on a percentage basis. For example, if the ending level is 70% of the starting level, the redemption amount would be equal to $875.00 per security ($1,000 x .70 x multiplier), which is $175.00 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $700). However, if the ending level is 40% of the starting level, the redemption amount would be equal to $500.00 per security ($1,000 x .40 x multiplier), which is only $100.00 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $400). If the ending level is zero, the redemption amount will be zero ($1,000 x .00 x multiplier).

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, the capped value and by the market and other conditions discussed in the next risk consideration.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: Index performance; capped value; interest rates; volatility of the Index; time remaining to maturity; dividend yields on the securities included in the Index; events involving the companies included in the Index; and our credit ratings, financial condition and results of operation.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not

PRS-8

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Selected Risk Considerations (Continued)

expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

•

Potential Conflicts Of Interest Could Arise Between You And Us. One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level, and determining whether a market disruption event has occurred. In addition, we or one or more of our affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of securities included in the Index and, therefore, the value of the securities. In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index. These activities may present a conflict between us and our affiliates and you.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.

•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. See “Terms of the Securities —Material Tax Consequences.”

PRS-9

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 120% (the midpoint of the specified range of the participation rate) and a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
3033.70	80.00%	$1,800.00	80.00%	15.24%
2865.16	70.00%	$1,800.00	80.00%	15.24%
2809.04	66.67%	$1,800.00	80.00%	15.24%
2696.62	60.00%	$1,720.00	72.00%	14.02%
2443.82	45.00%	$1,540.00	54.00%	11.08%
2191.01	30.00%	$1,360.00	36.00%	7.83%
1938.20	15.00%	$1,180.00	18.00%	4.18%
1685.39(2)	0.00%	$1,000.00	0.00%	0.00%
1516.85	-10.00%	$1,000.00	0.00%	0.00%
1348.31	-20.00%	$1,000.00	0.00%	0.00%
1331.46	-21.00%	$987.50	-1.25%	-0.31%
1264.04	-25.00%	$937.50	-6.25%	-1.61%
842.70	-50.00%	$625.00	-37.50%	-11.40%
421.35	-75.00%	$312.50	-68.75%	-27.05%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level and participation rate.

PRS-10

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical participation rate of 120% (the midpoint of the specified range for the participation rate) and assuming hypothetical starting levels and ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Hypothetical starting level: 1685.39

Hypothetical ending level: 1800.00

Since the hypothetical ending level is greater than the hypothetical starting level, the redemption amount would equal:

$1,000 +	$1,000 x	1800.00 – 1685.39	x 120%	= $1,081.60
1685.39

On the stated maturity date you would receive $1,081.60 per security.

Example 2. Redemption amount is equal to the capped value:

Hypothetical starting level: 1685.39

Hypothetical ending level: 2900.00

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 x	2900.00 – 1685.39	x 120%	= $1,864.80
1685.39

On the stated maturity date you would receive $1,800.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 120% (assuming a participation rate of 120%, the midpoint of the specified range for the participation rate) up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 166.67% of the starting level (assuming a participation rate of 120%, the midpoint of the specified range for the participation rate) since your return on the securities for any ending level greater than 166.67% of the starting level will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

Hypothetical starting level: 1685.39

Hypothetical ending level: 1600.00

Hypothetical threshold level: 1348.31, which is 80% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 20%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

PRS-11

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is less than the original offering price:

Hypothetical starting level: 1685.39

Hypothetical ending level: 1050.00

Hypothetical threshold level: 1348.31, which is 80% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level by more than 20%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 x	1050.00	x multiplier	= $778.75
1685.39

On the stated maturity date you would receive $778.75 per security.

The multiplier is used in the calculation of the redemption amount if the ending level is less than the threshold level. The effect of the multiplier in these circumstances is to provide a payment at maturity on the securities that is 25% greater than it would have been had it been based solely on the performance of the Index without the multiplier. In this example, although the ending level declined by approximately 37.70% from the starting level (i.e., the ending level divided by the starting level is approximately 0.6230), the redemption amount per security is $778.75, which is 25% higher than the payment that would be received if the amount payable at stated maturity were based on the performance of the Index without the multiplier (i.e., $1,000 x 0.6230, or $623.00). You should note that, as the performance of the Index declines, this outperformance of the securities relative to the performance of the Index declines as well, because the multiplier only acts to buffer the performance of the Index on a percentage basis. For example, if the ending level is 60% of the starting level, the redemption amount would be equal to $750.00 per security ($1,000 x .60 x multiplier), which is $150.00 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $600). However, if the ending level is 40% of the starting level, the redemption amount would be equal to $500.00 per security ($1,000 x .40 x multiplier), which is only $100.00 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $400). If the ending level is zero, the redemption amount will be zero ($1,000 x .00 x multiplier).

To the extent that the starting level, ending level and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-12

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

The S&P 500 Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. According to publicly available information, on July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or “S&P”). S&P Dow Jones Indices owns the S&P Indices business, including the S&P 500 Index, and the Dow Jones Indexes. The information about the S&P 500 Index contained herein updates the information under “The S&P 500 Index” in Annex A to the product supplement. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the level of the S&P 500 Index at any time from Bloomberg under the symbol “SPX” or from the S&P Dow Jones Indices website at www.standardandpoors.com. No information contained on the S&P Dow Jones Indices website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2003 to August 14, 2013. The closing level on August 14, 2013 was 1685.39.

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Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Securities Linked to the S&P 500® Index due August 28, 2017

The S&P 500 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to August 14, 2013.

	High	Low	Last
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1011.66	858.48	974.50
Third Quarter	1039.58	965.46	995.97
Fourth Quarter	1111.92	1018.22	1111.92
2004
First Quarter	1157.76	1091.33	1126.21
Second Quarter	1150.57	1084.10	1140.84
Third Quarter	1129.30	1063.23	1114.58
Fourth Quarter	1213.55	1094.81	1211.92
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
July 1, 2013 to August 14, 2013	1709.67	1614.08	1685.39

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Growth Securities—Leveraged Upside Participation

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Securities Linked to the S&P 500® Index due August 28, 2017

The S&P 500 Index (Continued)

License Agreement

We and S&P Dow Jones Indices LLC have entered into a non-transferable, non-exclusive license agreement providing for the sublicense to us, in exchange for a fee, of the right to use the S&P 500 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones Indices LLC provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, S&P Financial Services LLC, any of their respective affiliates (collectively, “S&P/Dow Jones”) or their third party licensors. Neither S&P/Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P/Dow Jones and its third party licensors’ only relationship to Wells Fargo & Company with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, servicemarks and/or trade names of S&P/Dow Jones and/or its third party licensors. The S&P 500 Index is determined, composed and calculated by S&P/Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P/Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. Neither S&P/Dow Jones nor its third party licensors are responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P/Dow Jones and its third party licensors have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P/ Dow Jones is not an investment advisor. Inclusion of a security within the S&P 500 Index is not a recommendation by S&P/Dow Jones to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P/DOW JONES NOR ITS THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P/DOW JONES OR ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P/DOW JONES AND WELLS FARGO & COMPANY, OTHER THAN THE LICENSORS OF S&P/DOW JONES.”

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